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                                                                  EXHIBIT 99.17
                                                                  Harris Trusts

                                       , 1996

The Hughes Corporation
3800 Howard Hughes Parkway
Las Vegas, Nevada 89109

Attention:Mr. Michael C. Niarchos
Senior Vice President and General Counsel

Gentlemen:

  The undersigned, being a prospective holder of stock in The Rouse Company, a Maryland corporation ("Rouse "), by reason of the merger (the "Merger ") of The Hughes Corporation, a Delaware corporation ("THC "), with and into TRC Acquisition Company I, a Delaware corporation and wholly-owned subsidiary of Rouse, does hereby represent to you and the other stockholders of THC as follows:

  Except as disclosed in the Exception Schedule to this letter, the undersigned has, and at the time of the closing of the Merger the undersigned will have, no plan or intention to sell, exchange or otherwise dispose of (including by gift) any shares of the common stock, par value $0.01 per share, of Rouse ("Rouse Common Stock ") received by the undersigned, directly or indirectly, in the Merger, including any such shares received pursuant to the Contingent Stock Agreement to be executed by Rouse at the closing of the Merger. The foregoing representations extend to any plan or intention to sell, exchange or otherwise dispose of (including by gift) any shares of Rouse Common Stock subsequently withdrawn by the undersigned from (i) the Paul E. Harris Grantor's Trust, (ii) the Steven B. Harris Trust or (iii) the Paul E. Harris Retained Interest Trust II, as applicable, or distributed to the undersigned on the termination thereof.

  The undersigned agrees that should the facts or circumstances on which any of the foregoing representations are based change between the date of this letter and the closing of the Merger, the undersigned will immediately notify THC, at the above address, of the changed facts and circumstances.

  The undersigned agrees that the foregoing representations may be relied on
(i) by THC and Rouse, and their respective legal counsel, in connection with opinions as to the tax consequences of the Merger to be rendered by such counsel, and as more fully described in the Proxy Statement/Prospectus distributed by THC in connection with the approval of the Merger, and (ii) by the boards of directors of THC and Rouse in proceeding with the Merger.

                                          Very truly yours,

                                          Signature: __________________________

                                          Printed Name: _______________________